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                       Consent of Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 54 to the Registration Statement (Form N-1A) (No. 2-28871) of Delaware Group Trend Fund, Inc. of our report dated July 28, 1995, included in the 1995 Annual Report to Shareholders of Delaware Group Trend Fund, Inc.


                                        Ernst & Young LLP

Philadelphia, Pennsylvania
November 17, 1995